UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2007

ELKCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5341	75-1217920
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas	75254-1491
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 851-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01               Changes in Control of Registrant.

On February 22, 2007, BMCA Acquisition Sub Inc. (“Purchaser”), a wholly owned subsidiary of BMCA Acquisition Inc. (“Parent”), which is a wholly owned subsidiary of Building Materials Corporation of America (“BMCA”), announced the expiration of the initial period of the offer by Purchaser to acquire all of the outstanding shares of ElkCorp (the “Company”) common stock (the “Shares”) for $43.50 per Share in cash (the “Offer”). The initial period of the Offer and the withdrawal rights expired at Midnight, New York City time, on February 21, 2007.  Preliminary information obtained by Purchaser from the depositary for the Offer indicated that the number of Shares validly tendered and not withdrawn, which, when added to the Shares already beneficially owned by Purchaser and its affiliates, represented approximately 90.7% of the outstanding Shares of the Company (including approximately 12% to be tendered under guaranteed delivery procedures).  On February 22, 2007, Purchaser accepted for payment and paid for all tendered Shares.  As of February 27, 2007, approximately 2,188,533 Shares, representing over 10% of the outstanding Shares of the Company, guaranteed by notice of guaranteed delivery were submitted to the depositary for the Offer. The notice of guaranteed delivery period ends on February 28, 2007. If Purchaser owns less than 90% of the outstanding Shares at such time, then Purchaser may exercise the Top-Up Option pursuant to the Merger Agreement (as defined below). If the Top-Up Option is exercised, the Company will issue a number of Shares to Purchaser such that Purchaser will own one Share more than 90% of the outstanding Shares.

The Offer and acceptance were made in accordance with the terms of the Agreement and Plan of Merger, dated as of February 9, 2007, by and among Parent, Purchaser and the Company (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, on or prior to March 29, 2007, Purchaser will be merged with and into the Company (the “Merger”), and then all remaining Shares not tendered into the Offer (other than Shares held by Purchaser or its affiliates or stockholders who properly perfect appraisal rights under Delaware law) will be cancelled and converted into $43.50 cash per Share, without interest.  Following consummation of the Merger, the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

The funds used by Purchaser to purchase the Shares pursuant to the Offer were from funds obtained through certain loan agreements, dated as of February 22, 2007, with Deutsche Bank, Bear Stearns and J.P. Morgan Securities, as well as other lenders named therein.  The nature and terms of these agreements are described in Amendment No. 6 to the Schedule TO of BMCA, BMCA Acquisition Inc. and Purchaser, filed with the Securities and Exchange Commission on February 22, 2007 and in Section 12 of the Amended and Restated Offer to Purchase, filed as Exhibit (a)(1)(Y) to the Schedule TO of BMCA, BMCA Acquisition Inc. and Purchaser, filed with the Securities and Exchange Commission on February 12, 2007.

The Merger Agreement contains certain provisions with respect to the composition of the Company’s Board of Directors (the “Board”).  In particular, at the time Purchaser first accepted Shares for payment in the Offer, Parent became entitled to designate a number of directors to the Board, rounded up to the next whole number, as will give it representation on the Board proportional to its ownership of the Company, provided that at all times until the closing of the Merger, the Board will maintain at least three directors who were directors of the Company prior to the completion of the Offer and who are neither officers of the Company nor designees, stockholders, affiliates or associates of Purchaser (the “Independent Directors”).  The role of the Independent Directors, among other things, is to take all actions in connection with the Merger Agreement on behalf of the Company until the completion of the Merger.  At the effective time of the Merger, the directors of Purchaser will be the initial directors of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.  On February 22, 2007, pursuant to the Merger Agreement, the Independent Directors appointed Messrs. Robert B. Tafaro, David H. Harrison, John F. Rebele and Kenneth E. Walton (collectively, “Parent’s Designees”) to the Board to replace Mssrs. James E. Hall, Thomas D. Karol, Michael L. McMahan and Richard A. Nowak, who had previously resigned as Company directors.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, effective upon the acceptance for payment of at least a majority of the outstanding Shares of the Company pursuant to the Offer by Purchaser, Messrs. James E. Hall, Thomas D. Karol, Michael L. McMahan and Richard A. Nowak resigned as directors of the Company.  In addition, on February 22, 2007, pursuant to the Merger Agreement, the Independent Directors appointed Messrs. Robert B. Tafaro, David H. Harrison, John F. Rebele and Kenneth E. Walton to the Board, for terms expiring at the annual meeting of stockholders in 2009, 2008, 2008 and 2007 respectively.

On February 23, 2007, Mr. Thomas D. Karol resigned as Chief Executive Officer of the Company.  On February 23, 2007, Mr. Thomas D. Karol was removed from the office of Chief Executive Officer, Mr. Richard A. Nowak was removed from the office of President and Mr. Gregory J. Fisher was removed from the office of Chief Financial Officer.  Mr. Nowak will retain his position as Chief Operating Officer and Mr. Fisher will retain his position as Controller.  Also, on February 23, 2007, each of the following individuals was elected to serve as an officer of the Company as set forth across from their names below:

Robert B. Tafaro	—	Chairman of the Board, President and Chief Executive Officer

John F. Rebele	—	Senior Vice President and Chief Financial Officer

Richard A. Nowak	—	Executive Vice President and Chief Operating Officer Steep Slope Operations, Engineering and R&D

David A. Harrison	—	Senior Vice President and Chief Marketing Officer

Kenneth E. Walton	—	Senior Vice President - Business Excellence

Mr. Tafaro, 56, is the Chief Executive Officer, President and director of Parent, Purchaser and BMCA. Mr. Tafaro joined BMCA in 1989. Mr. Tafaro has been a director of BMCA and some of its subsidiaries for more than five years and served as Chief Executive Officer and President of BMCA since April 2006. He also served as Chief Operating Officer of BMCA from

October 2005 to April 2006, Executive Vice President, Roofing Systems of BMCA and some of its subsidiaries from February 2005 to April 2006, Senior Vice President and General Manager — Roofing Systems Sales of BMCA and some of its subsidiaries from October 2003 to February 2005, and Senior Vice President and General Manager — Residential Systems of BMCA and some of its subsidiaries from July 2000 to October 2003. Mr. Tafaro has also served as Chief Executive Officer, President and director of BMCA Holdings Corporation since 2006 and director of G-I Holdings Inc. since 2006.  Mr. Tafaro chairs the Executive Committee of the Company’s Board of Directors.

Mr. Rebele, 51, is the Senior Vice President, Chief Financial Officer, Chief Administrative Officer and director of Parent, Purchaser and BMCA. Mr. Rebele has been a director of BMCA since January 2001 and of some of BMCA’s subsidiaries since March 2001. He also has been Senior Vice President and Chief Financial Officer of BMCA and some of its subsidiaries since December 2001 and was Vice President and Chief Financial Officer of the same companies from January 2001 to December 2001. He was Vice President — Finance of BMCA and some of BMCA’s subsidiaries from March 1998 to January 2001. Mr. Rebele serves on the Executive Committee of the Company’s Board of Directors.

Mr. Nowak, 65, is Executive Vice President and Chief Operating Officer Steep Slope Operations, Engineering and R&D of the Company.  He held the positions of President and Chief Operating Officer of the Company from 2002 to 2007. From September 24, 2001 until his election as President and Chief Operating Officer, he served as Executive Vice President of the Company. Mr. Nowak also served as President and Chief Operating Officer of each of the Elk Building Products subsidiaries and was a director and officer of all but one of the Company’s other subsidiaries. From December 1998 until December 2001, he also served as President and Chief Executive Officer of Elk Corporation of Dallas (now known as Elk Premium Building Products, Inc.) and each of its subsidiaries.  Mr. Nowak serves as a director and as Chairman of the Executive Committee of the Asphalt Roofing Manufacturers Association and as a director for the Association of Graduates of the United States Military Academy, West Point, N.Y. He served on the Company’s Board of Directors from 2001 to 2007, and was a member of the Executive Committee of the Company’s Board of Directors.

Mr. Harrison, 50, has been director of BMCA and some of BMCA’s subsidiaries since September 2000. He also has been Senior Vice President — Marketing, Contractor Services and Corporate Development of BMCA and some of BMCA’s subsidiaries since July 2000. He has also served as President of GAF Materials Corporation (Canada) since July 2000.

Mr. Walton, 50 has been director of BMCA and some of BMCA’s subsidiaries since September 2000. He also has been Senior Vice President — Operations of BMCA and some of BMCA’s subsidiaries since July 2000.

None of Parent’s designated officers described above has entered into any new employment agreement or arrangement with the Company.

Prior to the actions taken on February 22, 2007, none of Parent’s Designees was a director of, or held any position with the Company.  Parent and Purchaser have advised the Company that none of Parent’s Designees or any of his or her affiliates (i) has a familial relationship with any directors or executive officers of the Company, or (ii) has been in any transactions with the Company or any of its directors, officers or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELKCORP

By:	/s/ ROBERT B. TAFARO
Name: Robert B. Tafaro
Title: President and Chief Executive Officer

Date: February 28, 2007

INDEX OF EXHIBITS

Number	Exhibit

2.1

Agreement and Plan of Merger, dated as of February 9, 2007, by and among BMCA Acquisition Inc., BMCA Acquisition Sub Inc. and ElkCorp (incorporated by reference to Exhibit (d)(2) to the Schedule TO of BMCA Acquisition Inc. and BMCA Acquisition Sub Inc. filed with the Securities and Exchange Commission on February 12, 2007).